Exhibit 99.2

Contact:	Rob Whetstone
PondelWilkinson, Inc.
(310) 279-5963
SOMAXON PHARMACEUTICALS COMPLETES
$6 MILLION PRIVATE EQUITY FINANCING
SAN DIEGO, CA — July 8, 2009 — Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area, today said it has completed its previously announced private placement of approximately 5.1 million shares of its common stock at a price of $1.05 per share and seven-year warrants to purchase up to approximately 5.1 million additional shares of its common stock, exercisable in cash or by net exercise at a price of $1.155 per share, for aggregate gross proceeds of approximately $6 million. The price paid for the common stock is equal to the consolidated closing bid price on the Nasdaq Capital Market on the day of pricing, July 2, 2009.
The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and were sold in a private placement pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States except via registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon has submitted a New Drug Application for its product candidate, Silenor® (doxepin), to the U.S. Food and Drug Administration.
For more information, please visit the company’s web site at www.somaxon.com.
Somaxon cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements. For example, statements regarding the registration of the securities issued in the private placement are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the possibility that Somaxon’s stock price may decline after the closing of the private placement transaction; Somaxon’s ability to raise any additional capital required to fund its future operations, and the impact of any such financing activity on the level of Somaxon’s stock price; the impact of any inability to raise sufficient required capital to fund ongoing operations, including the potential to be required to restructure the company or to be unable to continue as a going concern; and other risks detailed in Somaxon’s prior news releases as well as in its periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
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